UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 24, 2012

Net Element, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-0715816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2012, Net Element, Inc. (the “Company”) entered into an amended and restated joint venture agreement, dated as of December 31, 2011 (the “Amended Agreement”), with Curtis Wolfe regarding the Company’s subsidiary LegalGuru LLC, a Florida limited liability company. The Amended Agreement amends and restates the joint venture agreement (the “Original Agreement”) entered into between the Company and Mr. Wolfe effective as of March 29, 2011. The Company owns a 70% interest in LegalGuru LLC and Mr. Wolfe, who is a director and Secretary of the Company and Chief Executive Officer and Chairman of LegalGuru LLC, through Lobos Advisors, LLC (a company of which Mr. Wolfe is the President and managing member), owns a 30% interest in LegalGuru LLC. The Amended Agreement requires the Company and Mr. Wolfe to invest up to an aggregate of $900,000 in LegalGuru LLC, with Mr. Wolfe investing up to an aggregate of $100,000 and the Company investing up to an aggregate of $800,000. The Original Agreement required the Company and Mr. Wolfe to invest up to an aggregate of $1,000,000 in LegalGuru LLC, with Mr. Wolfe investing up to an aggregate of $200,000 and the Company investing up to an aggregate of $800,000. In connection with the $100,000 reduction in the amount required to be invested in LegalGuru LLC by Mr. Wolfe, Mr. Wolfe agreed to maintain his current salary of $10,000 per month, with $8,000 of such amount paid in cash and $2,000 paid in stock options of the Company, until LegalGuru LLC generates at least $500,000 in revenue. As of March 31, 2012, Mr. Wolfe had invested $71,279 in LegalGuru LLC and the Company had invested $830,983 in LegalGuru LLC. The Company agreed that Mr. Wolfe would be entitled to serve on the Company’s Board of Directors for so long as the Company holds a majority interest in LegalGuru LLC. Mr. Wolfe has the right, for 36 months from March 29, 2011, to convert his interest in LegalGuru LLC into 3 million shares of common stock in the Company.

In addition, on April 24, 2012, the Company entered into the Limited Liability Company Operating Agreement of LegalGuru LLC, dated effective as of March 31, 2011 (the “LLC Agreement”), with Lobos Advisors, LLC, a company of which Curtis Wolfe is the President and managing member, and LegalGuru LLC. As described above, the Company owns a 70% interest in LegalGuru LLC and Lobos Advisors, LLC owns a 30% interest in LegalGuru LLC. The LLC Agreement provides that distributions to the members of LegalGuru LLC are to be made in accordance with their respective percentage ownership interests. The LLC Agreement provides that Mr. Wolfe shall have the right to be appointed as a director of LegalGuru LLC and to appoint one other director of LegalGuru LLC, and that the Company shall have the right to appoint one director of LegalGuru LLC. The LLC Agreement grants each member of LegalGuru LLC rights of first refusal and tag along and drag along rights with respect to a member’s proposed sale of its membership interest in LegalGuru LLC.

The foregoing descriptions of the Amended Agreement and the LLC Agreement do not purport to be complete and are qualified in their entirety by reference to the Amended Agreement (a copy of which is attached hereto as Exhibit 10.1) and the LLC Agreement (a copy of which is attached hereto as Exhibit 10.2), respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Guru Joint Venture Agreement dated as of December 31, 2011 between Net Element, Inc. and Curtis Wolfe
10.2	Limited Liability Company Operating Agreement of LegalGuru LLC dated effective as of March 31, 2011 among LegalGuru LLC, Net Element, Inc. and Lobos Advisors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT, INC.

Date: April 30, 2012	By:	/s/ Jonathan New
	Name:	Jonathan New
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Guru Joint Venture Agreement dated as of December 31, 2011 between Net Element, Inc. and Curtis Wolfe
10.2	Limited Liability Company Operating Agreement of LegalGuru LLC dated effective as of March 31, 2011 among LegalGuru LLC, Net Element, Inc. and Lobos Advisors, LLC